CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Reports to the Shareholders of Columbia Acorn Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions "Financial Highlights" , "Other Disclosures" and "Independent Registered Public Accounting Firm" in such Registration Statement.

Chicago, Illinois
April 29, 2005